Exhibit 5.1

March 25, 2024

V IA ELECTRONIC MAIL

MAIA Biotechnology, Inc.

444 West Lake Street, Suite 1700

Chicago, IL 60606

Re:	A t-The-Market Offering pursuant to Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to MAIA Biotechnology, Inc., a Delaware corporation (the “Company”), in connection with the sale through H.C. Wainwright & Co., LLC (the “Manager”) as the sales agent from time to time by the Company of shares of the common stock of the Company, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $4,950,000 (the “Shares”), to be issued pursuant to a registration statement on Form S-3 filed by the Company with the Securities and Exchange Commission (the “Commission”) on August 15, 2023 (as amended, the “Registration Statement”), the base prospectus included in the Registration Statement (the “Base Prospectus”), a prospectus supplement dated February 14, 2024 (the “Prior Prospectus Supplement”) filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Act”) and a prospectus supplement dated March 25, 2024, filed with the Commission pursuant to Rule 424(b) of the Act (together with the Base Prospectus and the Prior Prospectus Supplement, the “Prospectus”), and that certain At-The-Market Sales Agreement, dated as of February 14, 2024, by and between the Company and the Manager (the “Offering Agreement”).

The term “Shares” shall include any additional shares of common stock registered by the Company pursuant to Rule 462(b) under the Act, in connection with the offering contemplated by the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

In connection with the issuance of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

a. the Registration Statement, all exhibits thereto and the Prospectus;

b. the Amended and Restated Certificate of Incorporation of the Company, as presently in effect (the “Charter”);

c. the Amended and Restated Bylaws of the Company, as presently in effect (the “Bylaws”);

d. the Offering Agreement; and

d. certain resolutions adopted by the Board of Directors of the Company relating to the issuance of the Shares.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

It is understood that this opinion is to be used only in connection with the offer and sale of the securities being registered while the Registration Statement is effective under the Securities Act.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares have been duly authorized by all requisite corporate action on the part of the Company under the Delaware General Corporation Law (“DGCL”) and when the Shares are delivered to and paid for in accordance with the terms of the Offering Agreement and when evidence of the issuance thereof is duly recorded in the Company’s books and records, the Shares will be validly issued, fully paid and non-assessable. In rendering the foregoing opinion, we have assumed that (i) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL and (ii) upon the issue of any of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Certificate of Incorporation.

The opinion which we render herein is limited to those matters governed by the DGCL and we express no opinion with respect to any other laws.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations under the Securities Act.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares or any other agreements or transactions that may be related thereto or contemplated thereby. We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Shares, or as to the effect that their performance of such obligations may have upon any of the matters referred to above. No opinion may be implied or inferred beyond the opinion expressly stated above.

Very truly yours,

/s/ Sheppard, Mullin, Richter & Hampton LLP

SHEPPARD, MULLIN, RICHTER & HAMPTON LLP